UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2021

Seelos Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-22245	87-0449967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 2nd Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (646) 293-2100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SEEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Judith Dunn, Ph.D., as Director

On August 27, 2021, Judith Dunn, Ph.D., a Class III Director on the Board of Directors (the “Board”) of Seelos Therapeutics, Inc. (the “Company”), notified the Company of her decision to resign from the Board, effective as of September 1, 2021. Dr. Dunn is resigning due to time constraints relating to her other outside professional and business activities, and there are no disagreements between Dr. Dunn and the Company on any matter related to the Company’s operations, policies or practices.

Appointment of Margaret Dalesandro, Ph.D., as Director

Effective September 1, 2021, the Board appointed Margaret Dalesandro, Ph.D. as a Class III director of the Company. The Board also appointed Dr. Dalesandro to the Audit Committee of the Board and the Corporate Governance/Nominating Committee of the Board.

Margaret Dalesandro, age 75, has served as a pharmaceutical development consultant with Brecon Pharma Consulting LLC since December 2012. Since April 2019, Dr. Dalesandro has served on the board of directors of OncoSec Medical Incorporated and as the Chair of the board of directors since April 2020. Since August 2020, Dr. Dalesandro has served as an independent director on the board of directors of Skye Bioscience, Inc. (previously Emerald Bioscience, Inc.). She previously served as a Business Director of Integrative Pharmacology at Corning, Incorporated, as a Vice President of Project, Portfolio and Alliance Management at ImClone Systems Inc., as an Executive Director of Project and Portfolio Management at GlaxoSmithKline, and as a Senior Consultant at Cambridge Pharma Consultancy over the course of her career. Dr. Dalesandro earned her Ph.D. in Biochemistry from Bryn Mawr College and completed a NIH Post-Doctoral Fellowship in Molecular Immunology at the Wake Forest University School of Medicine.

On September 1, 2021, pursuant to the Company’s Non-Employee Director Compensation Policy (the “Non-Employee Director Compensation Policy”), Dr. Dalesandro was granted an option to purchase 42,000 shares of the Company’s common stock. One-third of the shares of the Company’s common stock subject to the option shall vest on the one-year anniversary of the grant, and an additional one-thirty-sixth of the shares of the Company’s common stock subject to the option shall vest monthly thereafter, subject to Dr. Dalesandro’s continuous service to the Company through each applicable vesting date. The option has an exercise price of $2.16 per share, the closing price of the Company’s common stock on the date of grant. As a non-employee director, Dr. Dalesandro will also be entitled to receive the Company’s standard cash retainers for membership on the Board and any committees of the Board, as disclosed in the paragraph following the table under the heading “Director Compensation—Non-Employee Director Compensation for 2020” in the Company’s definitive proxy statement for its 2021 Annual Meeting of Stockholders on Schedule 14A filed with the Securities and Exchange Commission on April 12, 2021.

The Company also entered into an indemnification agreement with Dr. Dalesandro in the same form as its standard form of indemnification agreement with its other directors.

There are no family relationships between Dr. Dalesandro and any director or executive officer of the Company and she was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Dr. Dalesandro has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Appointment of Michael Golembiewski as Chief Financial Officer

Effective September 1, 2021, the Company appointed Michael Golembiewski, age 50, as the Company’s Chief Financial Officer. Upon commencement of his appointment, Mr. Golembiewski assumed the duties of the Company’s principal financial officer and principal accounting officer until such time as his successor is appointed, or until his earlier resignation or removal. There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Golembiewski.

Prior to Mr. Golembiewski’s appointment as the Company’s Chief Financial Officer, he served as the Company’s Vice President of Finance since January 2019. Prior to joining the Company, Mr. Golembiewski served as Vice President of Finance at Agile Therapeutics, Inc., a publicly-traded biotechnology company, from November 2017 to June 2018. While at Agile Therapeutics, Inc., Mr. Golembiewski helped the company prepare for the potential launch of its first commercial product. Prior to joining Agile Therapeutics, Inc., Mr. Golembiewski served as the Vice President of Finance, Principal Accounting Officer and Corporate Controller of Pernix Therapeutics Holdings, Inc., a publicly-traded specialty pharmaceutical company, from April 2015 to November 2017, where he successfully built an accounting and finance team after the closure of the South Carolina office location. From June 2007 to April 2015, he held various roles of increasing responsibility in finance and accounting at NPS Pharmaceuticals, Inc., a publicly-traded biotechnology company acquired by Shire plc in 2015, with his last position as Executive Director, Corporate Controller, in which role he served from January 2014 to April 2015. While at NPS Pharmaceuticals, Inc., Mr. Golembiewski helped build the infrastructure that took the company from a pre-clinical research and development company to a fully commercial and global rare disease company that received FDA approval for two orphan disease medicines. Prior to joining NPS Pharmaceuticals, Inc., Mr. Golembiewski was the Corporate Controller for The Topps Company, Inc., from March 2006 to June 2007. The Topps Company was a publicly traded $500 million Trading Card and Candy Manufacturing company. He began his professional career in the biotechnology field with ImClone Systems Incorporated from May 1997 to March 2006, where he served in various roles with increasing responsibility, from Senior Accountant up to Director of Financial Reporting. Mr. Golembiewski is also the Chairman of the Board of The Connor G Foundation and has served in this capacity since June 2019. The Connor G Foundation was established in 2019 as a nonprofit charity to benefit youth hockey, music and educational interests. Mr. Golembiewski has a Bachelor of Science degree in Accounting from Rider University and is a Certified Public Accountant (not in public practice) in the State of Delaware.

Mr. Golembiewski’s annualized salary is currently $295,000. His salary may be adjusted in the future at the discretion of the Company’s Compensation Committee. Mr. Golembiewski’s employment is on an “at will” basis.

The Company also entered into an indemnification agreement with Mr. Golembiewski in the same form as its standard form of indemnification agreement with its other executive officers.

On September 1, 2021, the Company issued a press release announcing, among other things, the appointment of Michael Golembiewski as Chief Financial Officer, and on September 2, 2021, the Company issued a press release announcing the appointment of Dr. Dalesandro to the Board. Copies of the press releases are filed herewith as Exhibit 99.1 and 99.2, respectively.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated September 1, 2021.
99.2	Press release dated September 2, 2021.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seelos Therapeutics, Inc.

Date: September 2, 2021	By:	/s/ Raj Mehra, Ph.D.
Name: Raj Mehra, Ph.D.
Title: Chief Executive Officer and President